SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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GIGA-TRONICS INCORPORATED

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Giga-tronics Incorporated
4650 Norris Canyon Road
San Ramon, California 94583
(925) 328-4650

August 2, 2004

To Our Shareholders:

     I cordially invite you to attend the annual meeting of Giga-tronics Incorporated shareholders to be held at 9:30 a.m. on Tuesday, September 7, 2004, at the Giga-tronics executive offices, 4650 Norris Canyon Road, San Ramon, California.

     At the meeting, you will be asked to elect five directors. Information about this matter is set forth in the attached Notice and Proxy Statement.

     Giga-tronics counts on your continued interest, and I hope you will be able to attend the meeting. However, regardless of whether you plan to attend in person, it is important that your vote be counted. I urge you to vote your shares by signing and returning the accompanying proxy card.

Sincerely,

George H. Bruns, Jr.
Chairman and Chief Executive Officer

Giga-tronics Incorporated
4650 Norris Canyon Road
San Ramon, California 94583
(925) 328-4650

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:

     The Annual Meeting of Shareholders of Giga-tronics Incorporated will be held at 9:30 AM, local time, on Tuesday, September 7, 2004, at the Giga-tronics executive offices, at 4650 Norris Canyon Road, San Ramon, California, for the following purposes:

1.	Elect five directors for the ensuing year;

2.	Transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on July 19, 2004 will be entitled to vote at this meeting, or any adjournment of this meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER YOU HOLD. PLEASE DATE, SIGN, VOTE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED, PREPAID ENVELOPE.

By Order of the Board of Directors,

Mark H. Cosmez, II
Secretary

San Ramon, California August 2, 2004

Giga-tronics Incorporated
4650 Norris Canyon Road
San Ramon, California 94583
(925) 328-4650

August 2, 2004

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
to be held
September 7, 2004

     This proxy statement is submitted by the Board of Directors of Giga-tronics Incorporated (“Giga-tronics” or the “Company”), a California corporation, in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on September 7, 2004, in accordance with the notice to shareholders, and at any adjournment thereof.

     Our Board of Directors has fixed July 19, 2004 as the record date for the Annual Meeting. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at this meeting. A majority of the shares of common stock will constitute a quorum for the transaction of business at the Annual Meeting. On the record date, there were 4,724,896 shares of Giga-tronics common stock issued and outstanding. Each share outstanding on the record date is entitled to one vote as to each matter to be acted on at this meeting. However, each shareholder will be entitled to cumulate his votes in the election of directors provided that notice of an intention to cumulate votes is given at this meeting by at least one shareholder before voting for the election of directors. Under cumulative voting, a shareholder is allowed one vote per share multiplied by the number of directors to be elected and may cast the total number of votes for one nominee or may distribute the total number of votes among as many nominees as the shareholder chooses. Five directors will be elected at this meeting.

     Shares represented by properly executed proxies received by Giga-tronics will be voted at the Annual Meeting according to the instructions on the proxies. It is intended that shares represented by proxies received by Giga-tronics which are not marked to the contrary will be voted FOR all proposals included in the notice of this meeting.

     Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. A shareholder giving a proxy may revoke it before its exercise by filing with the Secretary of Giga-tronics either an instrument revoking the proxy or a duly executed proxy bearing a later date. A proxy will be revoked automatically if the shareholder who executed it is present at the Annual Meeting and votes in person. Attendance at this meeting will not, in and of itself, constitute the revocation of a proxy. The granting of a proxy will give the proxy holder authority to cumulate votes if cumulative voting is elected.

     The approximate date on which this Proxy Statement and the accompanying form of proxy will be sent to Giga-tronics shareholders is August 2, 2004.

     In the election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected. Approval of a majority of the shares present or represented and voting at the Annual Meeting is required for all items submitted to the shareholders for their consideration except the election of directors. An automated system administered by Giga-tronics’ transfer agent tabulates shareholder votes. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on proposals other than the election of directors and will be counted as present for purposes of the item on which the abstention is noted, and therefore counted in the tabulation of the votes cast on a proposal with the effect of a negative vote. Broker non-votes are shares which are represented at the Annual Meeting which a broker or nominee has indicated it does not have discretionary authority to vote on with respect to a particular matter. A broker non-vote will not be counted for purposes of determining the election of directors or ratifying the selection of Giga-tronics’ independent accountants, but for other proposals generally have the effect of a negative vote.

     The Annual Report of Giga-tronics for its fiscal year ended March 27, 2004 is being mailed with this mailing of the Notice of Annual Meeting and Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting.

     The costs of solicitation of proxies, including the printing, handling and mailing of the proxy material, will be paid by Giga-tronics. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to beneficial owners of shares held in their names, and Giga-tronics will reimburse them for their expenses. The solicitation of proxies through this proxy statement may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of Giga-tronics and by Georgeson Shareholder. Giga-tronics has retained Georgeson Shareholder to solicit proxies for a fee of approximately $5,000, plus a reasonable amount to cover expenses. No additional compensation will be paid to directors, officers or other employees for such services.

     The executive offices of Giga-tronics are located at 4650 Norris Canyon Road, San Ramon, California 94583, and the telephone number at that location is (925) 328-4650.

PROPOSAL 1 ELECTION OF DIRECTORS
INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
Audit Committee Report of the Audit Committee
Report on Executive Compensation
PERFORMANCE GRAPH
INDEPENDENT PUBLIC ACCOUNTANTS
SHAREHOLDERS’ PROPOSALS
OTHER MATTERS

PROPOSAL 1
ELECTION OF DIRECTORS

     At the Annual Meeting, five directors are to be elected to serve until the next annual meeting and until their successors are elected and qualified. The nominees of the Board of Directors for election as directors are listed below. There are no family relationships among the nominees or between any nominee and any executive officer of Giga-tronics. The Board of Directors has determined that Messrs. Cole, Harvey and Robert Wilson are independent for purposes of Nasdaq requirements.

Name and Principal Occupation	Director Since	Age
George H. Bruns, Jr.	1980	85
Chief Executive Officer since January, 1995, Chairman of the Board and a Director of the Company. He provided seed financing for the Company in 1980 and has been a Director since inception. Mr. Bruns is General Partner of The Bruns Company, a private venture investment and management consulting firm. Mr. Bruns is Director of Testronics, Inc. of McKinney, Texas.

James A. Cole	1994	62
General Partner of Windward Ventures, General Partner of Spectra Enterprise Associates and a Partner of New Enterprise Associates. Founder and President of Amplica, Inc. and presently a director of Vitesse Semiconductor Corp., a public company, and eleven private companies including Troika Network and Astute Networks.

Kenneth A. Harvey	2002	39
President of Peak Consulting Group. Former CEO of Advanced Wireless & Telecom, Vice President and General Manager of Credence Systems Corporation. Co-founded Modulation Instruments where he served as President and CEO.

William E. Wilson	1998	64
President of Microsource, Inc. from April 2001 to January 2004. Before joining the Company as the President of Microsource, Inc., Mr. Wilson was the Chairman and CEO of Microwave Technology Incorporated of Fremont, CA, a producer of Microwave Devices and Amplifiers with broad application to the telecommunications and the test and measurement industries.

Robert C. Wilson	1991	84
Chairman of Wilson & Chambers, a private investment firm. Formerly Vice President of General Electric, Executive Vice President of Rockwell International, CEO of Collins Radio, and CEO of Memorex.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL
NOMINEES NAMED.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND
COMMITTEES OF THE BOARD

Meetings

     There were five meetings of the Board of Directors during the last fiscal year. All of the directors attended all the regularly scheduled meetings of the Board of Directors and all the committees on which they sat. Directors are expected to attend the Annual Meeting except for good cause. Three of five directors attended the Annual Meeting in 2003.

Committees

     Giga-tronics’ Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

     During fiscal 2004, the Audit Committee consisted of independent (as determined under the rules of the Nasdaq and the Sarbanes Oxley Act)) non-employee directors, James A. Cole, Kenneth A. Harvey and Robert C. Wilson. The Audit Committee serves to monitor the effectiveness of the independent audit, as well as the Company’s accounting, financial controls and financial reports. The Audit Committee must approve all non-audit services provided by the independent accountants. The Audit Committee has not adopted any standards for pre-approval of such services. The Audit Committee charter is attached as Exhibit A to this proxy statement. The Audit Committee held four meetings during the past fiscal year. The Board of Directors determined that Robert Wilson is the Audit Committee’s financial expert for purposes of Nasdaq rules and requirements of the Sarbanes Oxley Act.

     During fiscal 2004, the Compensation Committee consisted of independent non-employee directors James A. Cole, Kenneth A. Harvey and Robert C. Wilson. The committee formulates recommendations to the Board of Directors regarding levels of compensation for management. In addition, in order to recognize the expected future contributions of key employees and provide an additional incentive for them to remain with Giga-tronics over the long-term, the Committee awards options to purchase shares of our common stock. The Compensation Committee reviews and approves all stock options and executive compensation as part of the Board of Directors meetings. The Compensation Committee met five times during the last fiscal year. The Compensation Committee does not have a formal charter.

     During fiscal 2004, the Board of Directors created a Nominating Committee, which is currently comprised of non-employee directors James A. Cole and Robert C. Wilson, both of whom are independent under Nasdaq standards. The Nominating Committee charter is attached as Exhibit B to this proxy statement. The purposes of the Nominating Committee are to recommend persons for membership on the Board and to establish criteria and procedures for the selection of new directors.

     The Nominating Committee has no formal process for identifying and evaluating candidates. Existing directors attempt to identify suitable candidates as the need arises. The Board’s policy is to consider any director candidate nominated or recommended by a shareholder in the same manner that it would consider a candidate nominated by the Board or committee. In the past year the Company did not receive any recommendations for director candidates from any shareholders. Shareholder recommendations should be submitted in writing to the Company by mail at its main office at least 120 days in advance of the anniversary date of the previous year’s annual meeting and should include sufficient biographical information (including all information that would be required to be disclosed in a proxy statement for a shareholder meeting at which directors are to be elected) for the committee to make an initial evaluation of the candidate’s qualifications. The Company has never engaged or paid a fee to a third party search firm in connection with the nomination of a candidate for director.

     The Nominating Committee considers the following criteria in proposing nominations for director to the full Board: independence; high personal and professional ethics and integrity; ability to devote sufficient time to fulfilling duties as a director; impact on diversity of the Board, including skills and other factors relevant to the Company’s business; overall experience in business, education, and other factors relevant to the Company’s business. At a minimum, the Nominating Committee must be satisfied that each nominee, both those recommended by the Nominating Committee and any recommended by shareholders, meets the following minimum qualifications:

• The nominee should have a reputation for integrity and honesty.

• The nominee should have demonstrated business experience and the ability to exercise sound judgment.

• The nominee should have an understanding of the Company and its industry.

• The nominee should have the ability and willingness to act in the interests of the Company and its shareholders.

• The nominee should not have a conflict of interest that would impair the nominee’s ability to fulfill the responsibilities of a director.

     The Nominating Committee also serves as the Corporate Governance Committee. The Corporate Governance Committee has adopted a Code of Ethics applicable to all directors, officers and employees. The Company will provide to any person without charge, upon request, a copy of such Code of Ethics upon written request mailed to the Company at its main office, to the attention of the Corporate Secretary.

Compensation of Directors

     Each of the directors who are not employed by Giga-tronics, receives an annual director’s fee of $10,000 and $1,000 for attendance at each Board of Directors meeting. Outside directors serving on committees of the Board of Directors receive $500 for attendance at each committee meeting held on a day other than a Board meeting date. From time to time, Giga-tronics makes discretionary grants of options to purchase shares of its common stock to directors in consideration for services as members of the Board they provide to Giga-tronics.

     Giga-tronics has entered into indemnification agreements with all of its officers and directors.

Communications with Directors

     The Company does not have a formal process for shareholders to send communications to the Board of Directors or to specified individual directors. Shareholders may send communications to the full board or to individual directors at the Company’s main office. Communications will be forwarded unopened to the director to whom it is addressed or to the lead independent director if addressed to the Board of Directors. The Board of Directors believes that this informal process is adequate to ensure that shareholder communications are received by the intended recipients.

Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and holders of more than 10% of Giga-tronics’ common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission, or SEC. Officers, directors, and greater than 10% shareholders are required by SEC regulations to furnish Giga-tronics with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms received by Giga-tronics, or written representations from certain reporting persons, we believe that during the fiscal year ended March 27, 2004 its officers, directors and greater than 10% shareholders complied with all applicable filing requirements.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The table below includes information as of July 19, 2004, concerning the beneficial ownership of Giga-tronics’ common stock for: each person known by Giga-tronics to own beneficially more than 5% of Giga-tronics’ outstanding common stock; each director and nominee; each executive officer named in the Summary Compensation Table below; and all directors and executive officers of Giga-tronics as a group:

			Percentage of Total
	Amount and Nature of		Outstanding
Name of Beneficial Owner	Beneficial Ownership		Common Stock
George H. Bruns, Jr.	472,773	(1)	11.1%
4650 Norris Canyon Road
San Ramon, California 94583
James A. Cole	30,094	(2)	0.6
2291 Melford Court
Thousand Oaks, California 91361
Mark H. Cosmez II	58,787	(3)	1.2
4650 Norris Canyon Road
San Ramon, California 94583
Kenneth A. Harvey	12,100		0.3
4650 Norris Canyon Road
San Ramon, California 94583
Jeffrey T. Lum	62,739	(4)	1.3
4384 Enterprise Place
Fremont, California 94538
Daniel S. Markowitz	52,339	(5)	1.1
1269 Corporate Center Parkway
Santa Rosa, California 95407
Robert C. Wilson	27,500	(6)	0.6
274 Catalpa Drive
Atherton, California 94027
William E. Wilson	52,000	(7)	1.1
145 Sugar Creek Lane
Alamo, California 94507
All executive officers and directors as a group	680,457	(8)	16.0%
(8 persons, including those above)
Laurence W. Lytton	372,380		7.9%
28 Sherwood Place
Scarsdale, New York 10583
Leviticus Partners, L.P.	242,580		5.1%
30 Park Avenue, Suite 12F
New York, NY 10016

(1)	Includes 260,870 shares owned by the Bruns Trust, 170,000 registered in the names of Mr. Bruns’ son and daughter,22,163 shares owned by The Bruns Company and 19,740 shares owned directly.

(2)	Includes 7,500 shares issuable under options exercisable within 60 days of July 19, 2004.

(3)	Includes 6,000 shares issuable under options exercisable within 60 days of July 19, 2004.

(4)	Includes 9,375 shares issuable under options exercisable within 60 days of July 19, 2004.

(5)	Includes 12,500 shares issuable under options exercisable within 60 days of July 19, 2004.

(6)	Includes 7,500 shares issuable under options exercisable within 60 days of July 19, 2004.

(7)	Includes 45,000 shares issuable under options exercisable within 60 days of July 19, 2004.

(8)	Includes 87,875 shares issuable under options exercisable within 60 days of July 19, 2004.

EXECUTIVE COMPENSATION

Summary of Compensation

     The following table provides information concerning compensation paid or accrued by the Company, to or on behalf of Giga-tronics’ chief executive officer and each of the four other most highly compensated executive officers during the last fiscal year ended March 27, 2004, and for the fiscal years ended March 29, 2003 and March 30, 2002:

Summary Compensation Table

						Long-Term Compensation
						Number of
	Annual Compensation			Other Annual		Securities Underlying	All Other Compen-
Name and	Fiscal			Compen-		Options/	sation
Principal Position	Year	Salary($)	Bonus	sation		SARs(#)(1)	($)(2)
George H. Bruns, Jr.	2004	$140,000	—	—		75,000	$1,373
Chairman and	2003	$145,384	—	—		—	$1,730
Chief Executive Officer	2002	$172,308	—	—		—	$1,885
Mark H. Cosmez II	2004	$100,000	—	—		30,000	$1,500
Vice President, Finance	2003	$104,808	—	—		—	$2,620
CFO & Secretary	2002	$118,430	—	—		8,000	$2,908
Jeffrey T. Lum	2004	$114,689	—	$7,200	(3)	27,500	$1,833
President,	2003	$120,981	—	$7,200	(3)	—	$1,935
ASCOR, Inc.	2002	$130,659	$7,810	$7,200	(3)	10,000	$1,374
Daniel S. Markowitz	2004	$97,384	—	—		20,000	$1,926
President,	2003	$96,000	—	—		—	$2,400
Microsource, Inc.	2002	$108,000	—	—		10,000	$2,515
William E. Wilson	2004	$109,860	—	$3,740	(4)	—	$1,849
President,	2003	$143,468	—	$7,202	(4)	—	$2,863
Microsource, Inc.	2002	$140,819	—	$6,925	(4)	50,000	$1,371

(1)	Stock options granted under Giga-tronics’ 2000 Stock Option Plan.

(2)	Represents contributions made by Giga-tronics to its 401(k) Plan which match in part the pre-tax elective deferral contributions included under Salary made to the 401(k) plan by the executive officers.

(3)	Other compensation for Mr. Jeffrey T. Lum represents the use of a company automobile.

(4)	Mr. Wilson retired as an officer and employee of the Company effective January 1, 2004. Mr. Wilson became an employee of Giga-tronics in April 2001. Other compensation in 2004, 2003 and 2002 for Mr. Wilson represents a car allowance.

Stock Options

     The following table sets forth stock options granted in fiscal 2004 to each of Giga-tronics’ executive officers named in the Summary Compensation Table. No stock appreciation rights were granted during the 2004 fiscal year. All option exercise prices were based on market price on the date of grant. The table also sets forth the hypothetical gains that would exist for the options at the end of their five year terms, assuming compound annual rates of stock appreciation of 5% and 10%. These numbers are calculations based on the requirements promulgated by the SEC and do not reflect Giga-tronics’ estimate of future stock price growth. The actual future value of all options will depend on the market value of Giga-tronics’ common stock.

Option Grants in Fiscal 2004

		No. of	Percentage
		Securities	of Total
		Under-	Options			Potential Realization
		lying	Granted to	Exer-		Value at Assumed
		Options	Employees	cise		Annual Rates of Stock
	Date of	Granted	in Fiscal	Price		Price Appreciation for
Name	Grant	(#)	2004	($/sh)	Exp. Date	Option Term
						5%($)	10%($)
George H. Bruns Jr.	1/15/2004	75,000	29.7%	$2.29	1/15/2009	$47,000	$105,000
Mark H. Cosmez II	1/15/2004	30,000	11.9%	$2.29	1/15/2009	$19,000	$42,000
Jeffrey T. Lum	7/15/2003	7,500	3.0%	$1.96	7/15/2008	$4,000	$9,000
Jeffrey T. Lum	1/15/2004	20,000	7.9%	$2.29	1/15/2009	$13,000	$28,000
Daniel S. Markowitz	1/15/2004	20,000	7.9%	$2.29	1/15/2009	$13,000	$28,000

  Options Exercises and Fiscal Year End Option Value Table

     The table below provides information for the executive officers named in the Summary Compensation Table, concerning the exercise of options during fiscal 2004 and unexercised options held as of the end of the fiscal year.

Aggregated Options Exercises in Last Fiscal Year
and Fiscal Year-End Options Values

			Number of Securities		Value of Unexercised In
			Underlying Unexercised		the Money Options at
	Shares		Options at March 27, 2004 (#)		March 27, 2004(1)
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
George H. Bruns, Jr.	—	—	—	75,000	—	$8,250
Chairman and Chief
Executive Officer
Mark H. Cosmez II	—	—	11,500	34,000	$2,062	$3,300
Vice President, Finance
CFO & Secretary
Jeffrey T. Lum	—	—	5,000	32,500	—	$5,500
President,
ASCOR, Inc.
Daniel S. Markowitz	—	—	10,000	25,000	—	$2,200
President,
Microsource, Inc.
William E. Wilson	6,100	$1,012	30,625	26,875	—	—
President,
Microsource, Inc. (2)

(1) Equal to the fair market value of the option shares on March 27, 2004 which was $2.40 per share, less the aggregate option price payable for the shares. Options are in-the-money if the market value of the shares is greater than the option exercise price.

(2) Mr. Wilson retired as an officer and employee of the Company effective January 1, 2004.

Equity Compensation Plan Information

     The following table provides information on options and other equity rights outstanding and available at March 27, 2004.

Equity Compensation Plan Information

	No. of securities to be	Weighted average	No. of securities remaining available
	issued upon exercise	exercise price of	for future issuance under equity
	of outstanding option,	outstanding option,	compensation plans (excluding
Plan category	warrants and rights	warrants and rights	securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by securities holders	556,100	$3.382	176,400
Equity compensation plans not approved by security holders	NA	NA	NA
Total	556,100	$3.382	176,400

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

     Change-In-Control Arrangements

     All outstanding options will automatically accelerate and become exercisable for fully vested shares upon a change in control of Giga-tronics, whether effected through merger, sale of substantially all of Giga-tronics’ assets, the successful completion of a hostile tender offer for 30% or more of Giga-tronics’ outstanding common stock, or a change in the majority of the Board of Directors as a result of one or more contested elections for Board of Directors membership.

Compensation Committee Interlocks and Insider Participation

     For the 2004 fiscal year, the Compensation Committee was comprised of Messrs. James A. Cole, William E. Wilson and Robert C. Wilson.

     No executive officer of Giga-tronics serves as a member of the Board of Directors or compensation committee of any entity which has one or more executive officers serving as a member of Giga-tronics Board of Directors or Compensation Committee.

Audit Committee
Report of the Audit Committee

     The Audit Committee of the Board is responsible for providing independent, objective oversight of Giga-tronics’ accounting functions and internal controls. The audit committee operates under a written charter approved by the Board of Directors.

     Management is responsible for the Company’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit committee’s responsibility is to monitor and oversee these processes.

     In connection with these responsibilities, the Audit Committee met with management to review and discuss the March 27, 2004 financial statements. The Audit Committee also discussed, with the independent accountants, the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee discussed with the independent accountants that firm’s independence.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Company’s Annual Report (Form 10-K) for the year ended March 27, 2004 for filing with the Securities and Exchange Commission.

Respectfully submitted,

AUDIT COMMITTEE

Robert C. Wilson, Chair
James A. Cole
Kenneth A. Harvey

Report on Executive Compensation

General Compensation Policy

     Giga-tronics’ executive compensation philosophy rests on two fundamental principles. First, the program is intended to provide fully competitive levels of compensation — at expected levels of performance — in order to attract, motivate and retain talented executives. Secondly, the program is intended to create an alignment of interest between Giga-tronics’ executives and its shareholders such that a significant portion of each executive’s compensation is linked directly to the creation of shareholder value.

     The Executive Compensation Program is intended to place heavy emphasis on the variable pay, which is pay that varies with performance, and less focus on fixed base salary. The incentive pay programs are intended to reward performance that is directly relevant to the Company’s short term and long term success. The three primary components of the program include base salary, annual incentive, which is performance based bonus, and long term incentives such as stock options.

Factors

     The process involved and the factors considered in the executive compensation determination for fiscal year 2004 are summarized below. It is expected that this process will remain the same in fiscal year 2005. However, the Committee may, at its discretion, apply a different set of factors in setting executive compensation in the future in order to further enhance the basic concept of “pay-for-performance”.

Base Salary

     Base salaries are based primarily on individual performance, and each individual’s role in Giga-tronics. Employees with higher levels of sustained performance over time and/or those assuming greater responsibilities will be paid correspondingly higher salaries.

     On the basis of its knowledge of the industry, this Committee believes that the base salary levels in effect for Giga-tronics’ executive officers are competitive with the companies within and outside our industry with which Giga-tronics competes for executive talent. However, the Committee did not, through one or more external salary surveys for the industry, independently confirm the specific percentiles at which the base salary levels in effect for Giga-tronics’ executive officers stood in relation to other companies in our industry.

     Salaries are reviewed annually based on individual performance, overall financial results and the general level of increases in the marketplace. Salary increases are granted within a pay-for-performance framework.

Annual Performance (Non-Stock) Based Incentive Compensation

     Giga-tronics’ annual incentive bonus plan is intended to:

•	reward key employees based upon company and individual performance,

•	motivate, and

•	provide competitive cash compensation opportunities.

     Incentive awards are paid annually in cash based upon achievement of individual performance objectives for the most recently completed fiscal year.

     There were no bonus payments earned in fiscal 2004.

Long-Term (Stock Based) Incentive Compensation

     Giga-tronics has always believed that stock ownership or stock option participation was the most effective way of aligning its management and shareholder interests. Options are generally issued at 100% of market value, for five year terms, exercisable for 25% of the total grant per year after the first year. The right to exercise options expires 60 days after termination of employment, except in case of death when an optionee’s estate would have six months to exercise.

CEO Compensation

     The CEO compensation is based on the same considerations as any other senior executive. Other compensation factors, including salary increases, incentive bonus and option participation are performance-based.

     Based upon Giga-tronics’ performance, the Compensation Committee increased Mr. Bruns’ base compensation to $200,000 annually effective March 2001. Based on the subsequent performance of the Company, Mr. Bruns elected to reduce his salary to $160,000 effective July 16, 2001 and again reduce his salary to $140,000 effective July 1, 2002. The Compensation Committee reviewed and approved this election.

Deduction Limit for Executive Compensation

     Effective January 1, 1994, Section 162(m) of the Internal Revenue Code limits federal income tax deductions for compensation paid to the chief executive officer and the four other most highly compensated officers of a public company to $1 million per individual per year, but contains an exception for performance-based compensation that satisfies certain conditions.

     The 1990 Stock Option Plan was amended in 1994 to restrict the maximum number of shares of common stock for which any one participant may be granted stock options and stock appreciation rights to 200,000 shares, and the stockholders approved this amendment at the 1994 Annual Meeting. As a result, stock options granted to Giga-tronics’ executive officers with an exercise price not less than the fair market value of the underlying shares on the grant date will generally qualify as performance-based compensation which is not subject to the $1 million limitation. The 2000 Stock Option Plan reflects these same restrictions.

BY THE COMPENSATION COMMITTEE:
James A. Cole
Kenneth A. Harvey
Robert C. Wilson

PERFORMANCE GRAPH

     COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN* AMOUNG GIGA-TRONICS INCORPORATED, THE S & P 500 INDEX AND THE NASDAQ TELECOMUNICATIONS STOCKS

*$100 INVESTED ON 3/27/99 OR INDEX, INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING 3/27/04.

INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of KPMG LLP served as Giga-tronics’ independent accountants for the fiscal year ended March 27, 2004. As previously disclosed, KPMG LLP resigned as independent auditors on June 18, 2004. The decision to change accountants was not recommended or approved by the audit committee of the board of directors. Representatives of KPMG are not expected to attend the annual meeting, to make any statement or to be available to respond to questions.

     KPMG LLP’s report on the registrant’s consolidated financial statements as of and for the years ended March 27, 2004 and March 29, 2003 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows: KPMG LLP’s report on the consolidated financial statements of Giga-tronics Incorporated and subsidiaries as of and for the year ended March 29, 2003 contained a separate paragraph stating, “As discussed in Note 1 to the consolidated financial statements, effective March 26, 2000, the Company changed its method of accounting for certain equipment sales.”

     In connection with the audits of the two most recent fiscal years ended March 27, 2004 and the subsequent interim period through June 18, 2004, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of KPMG LLP, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

     During the registrant’s two most recent fiscal years and the subsequent interim period preceding KPMG LLP’s resignation, there were no “reportable events” requiring disclosure pursuant to Section 229.304(a)(1)(v) of Regulation S-K.

     The following table presents aggregate fees billed for the fiscal years 2004 and 2003 for professional services rendered by KPMG LLP in the following categories:

	2004	2003
Audit fees	$194,000	$180,000
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

Independence of KPMG LLP

     Since KPMG LLP did not perform any financial information systems design and implementation or any other professional services other than audit services, the audit committee did not need to consider the independence issue which might arise form such services.

SHAREHOLDERS’ PROPOSALS

     To be considered for presentation to the Annual Meeting of Shareholders to be held in 2005, a shareholder proposal must be received by Giga-tronics no later than June 3, 2005. To be considered for inclusion in the Giga-tronics proxy statement for its Annual Meeting of Shareholders to be held in 2005, a shareholder proposal must be received by Giga-tronics no later than April 4, 2005. Proposals should be addressed to the Corporate Secretary, Giga-tronics Incorporated, 4650 Norris Canyon Road, San Ramon, CA 94583.

     The Annual Report of Giga-tronics for the fiscal year ended March 27, 2004 is being mailed with this mailing of the Notice of Annual Meeting and Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. Giga-tronics will mail the Annual Report on Form 10-K for the most recent fiscal year to any shareholder who requests a copy. Requests should be sent to the Corporate Secretary as noted above for proposals.

OTHER MATTERS

     Giga-tronics knows of no other business which will be presented at the Annual Meeting other than the proposals included in the Notice of Meeting. If any other business is properly brought before the Annual Meeting, persons appointed as proxies for the shareholders in the enclosed form will vote on these matters in accordance with their judgments. Regardless of whether you intend to be present at the Annual Meeting, you are urged to complete, date, sign and return your proxy promptly.

     The Report of the Compensation Committee, the Report of the Audit Committee, the Performance Graph and the statement of independence of Audit Committee members referred to under “Information About the Board of Directors and Committees of the Board” are not to be considered as filed with the Securities and Exchange Commission or incorporated by reference into any other filings which the Company makes with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, nor is this information considered as proxy soliciting material. These portions of this proxy statement are not a part of any of those filings unless otherwise stated in those filings.

By order of the Board of Directors,

George H. Bruns, Jr.
Chairman and Chief Executive Officer
San Ramon, California
August 7, 2004

Exhibit A

AUDIT COMMITTEE CHARTER

I.	MEMBERSHIP:

The Audit Committee shall be comprised of three (3) or more non-employee members of the Board of Directors elected for a one-year term. A chairman shall be designated by the Board. Members shall meet the director independence standards of Nasdaq and also the audit committee independence standards imposed by the Sarbanes Oxley Act. In addition, one member shall be a financial expert as required by the Sarbanes Oxley Act.

II.	FUNCTIONS:

A.	Review adequacy and performance of the finance function with respect to Audit Committee matters.

B.	Audit Committee is responsible for appointment, compensation, oversight and discharge of independent auditor; as the independent auditor reports directly to Audit Committee.

C.	Review the intended scope of the annual audit, and the audit methods and principles being applied by the independent auditors and the fees charged by the independent auditors.

D.	Review and discuss the results of the audit with both the independent auditors and management.

E.	Review the Company’s significant accounting principles, policies and practices.

F.	Review adequacy of management information systems internal accounting and financial controls.

G.	Review the annual financial statements before their submission to the Board of Directors for approval.

H.	Review with both management and the independent auditors procedures and their execution established to:

1.	Prevent and uncover unlawful political contributions, bribes, unexplained and unaccounted for payments to intermediaries (foreign or US).

2.	Ascertain whether there are any unaccounted or off-book transactions.

3.	Identify payments in violation of applicable laws and standards of business which are intended to influence employees of potential customers to purchase their products (commercial bribes, kickbacks, etc.).

I.	Approve the performance of professional services provided by the independent auditors, including audit and non-audit services, before such services are rendered, and consider the possible effect on the performance of such services on the independence of the auditors.

J.	Review annually internal and external audits of employee benefit plans of the Company (including subsidiaries).

K.	Review annually, with the independent auditors their audit of the Company pension plans to determine that there are proper Company procedures to insure compliance with all relevant laws and regulations.

L.	Review annually adequacy of the Company’s insurance.

M.	Review annually adequacy of protection of technology, including:

- physical security

- patent and trademark program

- proprietary information

N.	Review annually policies, and compliance with policies relating to legal matters, conflict of interest, etc.

O.	Engage its own independent counsel and other advisors.

P.	Pre-approve all non-audit services provided by the independent auditors.

Q.	Audit Committee (or its Chairman) must pre-approve all related party transactions.

R.	Establish procedures for:

1.	receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

2.	confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

S.	Audit Committee shall receive adequate funding for the performance of its functions.

III.	MINUTES:

Minutes will be kept of each meeting of the Audit Committee and will be provided to each member of the Board. Any action of the Audit Committee shall be subject to revision.

Exhibit B

NOMINATING/CORPORATE GOVERNANCE COMMITTEE CHARTER

MEMBERSHIP

The Committee will consist of no fewer than two directors.

Qualifications of members: The Committee will be comprised entirely of independent directors.

Appointment and removal of members: By the Board of Directors, considering the recommendation of the Committee.

PURPOSE OF THE COMMITTEE

The Committee takes a leadership role in shaping the governance of the corporation and provides oversight and direction regarding the functioning and operation of the Board of Directors.

The Committee also provides oversight on ethics and business conduct of the Company, management succession, human resources practices, and environmental and safety issues at the Company.

GOALS AND RESPONSIBILITIES

To carry out its responsibilities, the Committee will:

Board of Directors Functioning and Operations:

1.	Determine criteria for selecting new directors, including the skills that would be advantageous to add to the Board of Directors.

2.	Identify persons qualified to become Directors, recommend candidates to the Board of Directors to be elected at the next annual meeting of the shareholders.

3.	As appropriate and in the sole discretion of the Committee, retain a search firm to assist in identifying director candidates and approve the firm’s fees and other retention terms.

4.	Develop a process for evaluation of candidates nominated by shareholders.

5.	Review the charters of all the committees of the Board of Directors for appropriate distribution of responsibilities and oversight of issues. Recommend Committee assignments to the Board of Directors.

6.	Assess the effectiveness of the Committee, including the adequacy of the Committee’s charter, at least annually and recommend any proposed changes to the Board of Directors for approval.

Management Succession

1.	Review management succession processes.

2.	Manage the process the Board of Directors uses in selecting persons to be appointed as the Company CEO.

Ethics and Business Conduct:

1.	Provide oversight of the Company’s programs for ethics and business conduct.

2.	Review processes for administering the Company’s code of ethics and compliance program.

3.	Review, at least annually, Company ethics and business conduct practices, trends, and issues and report the Committee’s findings to the Board of Directors.

4.	Refer to and work with the Audit Committee regarding any issues of ethics, business conduct or compliance that could have a material financial effect on the Company.

STRUCTURE AND OPERATIONS

The Board of Directors will appoint the chair of the Committee.

The Committee will meet at such times as it determines to be necessary or appropriate.

The Committee will report to the Board of Directors with regard to actions taken.

A representative of management will function as Committee support and be a liaison with management. The role of the management liaison will be to:

1.	Work with Committee Chair and the CEO to establish an agenda for each meeting.

2.	Prepare briefing and pre-meeting reading materials for Committee members.

3.	Arrange for appropriate persons to present agenda items at Committee meetings or to be present for discussions with the Committee.

ANNUAL MEETING OF SHAREHOLDERS OF
GIGA-TRONICS INCORPORATED

September 7, 2004
PROXY VOTING INSTRUCTIONS

MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.
-or-
TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	COMPANY NUMBER
-or-
ACCOUNT NUMBER
INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59PM Eastern Time the day before the cut-off or meeting date.

â Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Elect five Directors for the ensuing year			2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
NOMINEES:
☐	FOR ALL NOMINEES	¡ George H. Bruns, Jr.
¡ James A. Cole
☐	WITHOLD AUTHORITY	¡ Kenneth A. Harvey
	FOR ALL NOMINEES	¡ Robert C. Wilson
¡ William E. Wilson
☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder ____________	Date ____________	Signature of Shareholder ____________	Date ____________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

GIGA-TRONICS INCORPORATED
ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

George H. Bruns, Jr. and Mark H. Cosmez II, or either of them are hereby constituted and appointed the lawful attorneys and proxies of the undersigned, each with full power of substitution, to vote and act as proxy with respect to all shares of common stock of Giga-tronics Incorporated standing in the name of the undersigned on the books of Giga-tronics at the close of business on July 19, 2004 at the Annual Meeting of Shareholders to be held at 9:30 A.M., on September 7, 2004, at Giga-tronics’ principal executive offices at 4650 Norris Canyon Road, San Ramon, CA 94583, or at any adjournment or postponement thereof.

THE POWERS HEREBY GRANTED MAY BE EXERCISED BY BOTH OF SAID ATTORNEYS OR PROXIES OR THEIR SUBSTITUTES PRESENT AND ACTING AT THE ANNUAL MEETING OF SHAREHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF OR, IF ONLY ONE BE PRESENT AND ACTING, THEN BY THAT ONE. THE UNDERSIGNED HEREBY REVOKES ANY AND ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED TO VOTE AT SAID MEETING.

(CONTINUED AND TO BE SIGNED ON OTHER SIDE)